UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2021

Precision BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38841	20-4206017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701

(Address of principal executive offices) (Zip Code)

(919) 314-5512

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000005 per share	DTIL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 9, 2021, Precision BioSciences, Inc. (the “Company”) entered into a Program Purchase Agreement with Les Laboratoires Servier and Institut de Recherches Internationales Servier (collectively, “Servier”) (the “Program Purchase Agreement”), pursuant to which the Company is reacquiring all of its global development and commercialization rights previously granted to Servier pursuant to the Development and Commercial License Agreement by and between Servier and the Company, dated February 24, 2016, as amended (the “Servier Agreement”), and terminating the Servier Agreement by mutual agreement pursuant to the terms described herein.

The Program Purchase Agreement terminates the Servier Agreement, pursuant to which the Company has developed certain allogeneic CAR T candidates, including PBCAR0191 and the stealth cell PBCAR19B, each targeting CD19, and four other programs for four targets nominated by Servier in 2020.  Pursuant to the termination and reacquisition, the Company has regained full global rights to research, develop, manufacture and commercialize products resulting from such programs, with sole control over all activities. With respect to products directed to CD19, Servier has certain rights of negotiation, which may be exercised during a specified time period if the Company elects to initiate a process or entertain third party offers for partnering such products.

The Program Purchase Agreement requires the Company to pay an upfront payment of $20 million in a combination of cash ($1.25 million) and the waiver of earned, but as-yet unpaid milestones that would have otherwise been payable to the Company ($18.75 million). The Program Purchase Agreement also requires the Company to make certain payments to Servier based on the achievement of regulatory and commercial milestones for each product, and a low- to mid-single-digit percentage royalty (subject to certain reductions) based on net sales of approved products, if any, resulting from any continued development and commercialization of the programs by the Company, for a period not to exceed ten years after first commercial sale of the applicable product in the United States or certain countries in Europe. If the Company enters into specified product partnering transactions, the Program Purchase Agreement requires the Company to pay to Servier a portion of certain consideration received pursuant to such product partnering transactions in lieu of the foregoing milestones (with the exception of a one-time clinical phase development milestone) and royalties.

The foregoing description of the Program Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Program Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, with certain confidential portions redacted. For additional information regarding the terms of the Servier Agreement, see the section captioned “Item 1. Business—License and Collaboration Agreements—Servier” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission on March 18, 2021.

Item 1.02 Termination of Material Definitive Agreement.

The information regarding the termination of the Servier Agreement set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 1.02 by reference.

Item 2.02 Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the quarter ended March 31, 2021, the Company expects to report that it had $193 million in cash and cash equivalents as of March 31, 2021. This estimate is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2021 and its results of operations for the three months ended March 31, 2021. The review of the Company’s financial statements for the three months ended March 31, 2021 by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth above.

The information contained in this Item 2.02 of the Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01.Regulation FD Disclosure.

On April 15, 2021, the Company issued a press release announcing it has entered into the Program Purchase Agreement and provided a clinical update. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated into this Item 7.01 by reference.

As described in the accompanying press release, the Company will be hosting a conference call at 5:00 p.m., Eastern Time, on April 15, 2021 to review the clinical update. Access to the live webcast and the accompanying presentation materials will be available in the “Investors & Media” portion of the Company’s website at https://investor.precisionbiosciences.com/events-and-presentations.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it deemed to be incorporated by reference in any filing of the Company under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On April 15, 2021, subsequent to the Company’s December 2020 interim Phase 1/2a study data update for PBCAR0191, its lead CAR T candidate, the Company announced enrollment in the study has continued with a focus on dose level 3 (3x106 cells/kg) following enhanced lymphodepletion. Initial response rates are consistent with the high response rates reported by the Company in December 2020, and the safety profile continues to be acceptable. The Company intends to monitor the results for durability from this enhanced lymphodepletion regimen and report updated interim results in mid-2021.

The Company expects to dose the first patient with PBCAR19B, its second CD19 allogenic CAR T candidate engineered with the Company’s proprietary stealth cell technology, by the end of May 2021.

Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited, to statements regarding the expected benefits of the Program Purchase Agreement, the potential milestone, royalty and other payments the Company may make thereunder and statements regarding the expected timing of clinical updates and interim data reports related to PBCAR0191 and the commencement of clinical studies for PBCAR19B. Forward-looking statements may be identified by words such as “anticipates,” “believe,” “continue,” “expect,” “intend,” “may,” “plan to,” “potential,” “projects,” “will,” and other similar words or expressions, or the negative of these words or similar words or expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of the Company’s website at https://investor.precisionbiosciences.com. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and, except as required by applicable law, the Company has no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Precision BioSciences Press Release, dated April 15, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date: April 15, 2021	By:	/s/ Dario Scimeca
Dario Scimeca
General Counsel